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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported): October 19, 1998


                             LCC INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                     0-21213                 54-1807038
----------------------------           ------------            --------------
(State or Other Jurisdiction           (Commission             (IRS Employer
of Incorporation)                      File Number)            Identification
                                                               Number)


7925 Jones Branch Drive
McLean, VA  22102                                                22201
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(Address of Principal Executive Offices)                       (Zip Code)

      Registrant's telephone number, including area code: (703) 351-6666



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ITEM 5.     OTHER EVENTS.
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TERMINATION OF TRANSACTIONS WITH ALLEN TELECOM INC.

            On October 19, 1998, LCC International, Inc. (the "Company") and Allen Telecom Inc., a Delaware corporation ("Allen"), announced that they have terminated the Asset Exchange Agreement, dated September 18, 1998, among the Company, Alllen, Allen Telecom Investments, Inc., a Delaware corporation ("ATII"), and LCC Europe GmbH, a German corporation and wholly owned subsidiary of the Company ("LCC GmbH"), pursuant to which the Company and LCC GmbH had agreed to convey to Allen substantially all of the assets and certain liabilities related to the Company's hardware business segment in exchange for the conveyance to the Company by Allen and ATII of substantially all of the assets and certain liabilities of Allen's business of providing frequency planning and coordinating services as well as systems design, field engineering and software products for the wireless communications industry. A copy of the press release, dated October 19, 1998, issued by the Company and Allen is attached as Exhibit 99 hereto.


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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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            (c) The following exhibits are filed with this report:

 99. Press Release, dated October 19, 1998, announcing the termination of the agreement between LCC International, Inc. and Allen Telecom Inc. to exchange certain assets


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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  October 20, 1998                   LCC INTERNATIONAL, INC.



                                          By: /s/ RICHARD HOZIK
                                              -------------------------------
                                              Richard Hozik
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer


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                                  EXHIBIT INDEX



EXHIBIT NUMBER           DESCRIPTION
--------------           -----------

      99. Press Release, dated October 19, 1998, announcing the termination of the agreement LCC International, Inc. and Allen Telecom, Inc. to exchange certain assets